Exhibit 10.46

FIRST AMENDMENT TO

THE PATRIOT COAL CORPORATION

2007 LONG-TERM EQUITY INCENTIVE PLAN

WHEREAS, the Board of Directors and stockholders of Patriot Coal Corporation (the “Company”) have adopted the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 3.1 of the Plan, a total of 5.2 million shares of the common stock, par value $.01 per share, of the Company (the “Common Stock”) have been reserved for issuance under the Plan, as adjusted for the 2-for-1 stock split effected August 11, 2008 in the form of a 100% stock dividend;

WHEREAS, the Company desires to increase the number of shares issuable under the Plan to 11.7 million shares, including shares previously issued thereunder, and to extend the period during which awards may be granted under the Plan; and

WHEREAS, Section 9.2 of the Plan permits the Company to amend the Plan from time to time, subject only to certain limitations specified therein;

NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan subject to, and effective as of the date of, the approval of shareholders of the Plan as amended at the Company’s Annual Meeting of Shareholders on May 13, 2010:

1.   Section 3.1 of the Plan shall be, and hereby is, amended to increase the aggregate number of shares of Common Stock issuable thereunder to 11.7 million, after giving effect to the August 11, 2008 stock split, and the first sentence of such section is thereby to read as follows:

“Subject to the provisions of Section 6.1 (relating to adjustment for changes in capital stock), an aggregate number of eleven million seven hundred thousand (11,700,000) shares of Common Stock of the Company shall be available for issuance under the Plan”.

2.   Section 9.1 of the Plan shall be, and hereby is, amended to increase the period during which awards may be made under the Plan, and accordingly shall read as follows:

“Unless the Plan is discontinued earlier by the Board as provided herein, no Award shall be granted hereunder on or after May 13, 2020.”

3.   In all other respects, the Plan, as amended, is hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this First Amendment to the 2007 Long-Term Equity Incentive Plan as of May 13, 2010.

PATRIOT COAL CORPORATION

By:	/s/ Joseph W. Bean
Name: Its:	Joseph W. Bean Senior Vice President – Law & Administration, General Counsel and Corporate Secretary